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                                                                     Exhibit 23
                          Independent Auditors' Consent


The Board of Directors
Harte-Hanks Communications, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-51723, No. 33-54303, No. 333-03045 and No. 333-30995) on Form S-8 of
Harte-Hanks Communications, Inc. of (i) our report dated January 27, 1998 relating to the consolidated balance sheets of Harte-Hanks Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 annual report to shareholders which is incorporated by reference in the December 31, 1997 annual report on Form 10-K of Harte-Hanks Communications, Inc. and (ii) our report dated January 27, 1998, relating to the related financial statement schedule as of and for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of the Company.

                                           /s/ KPMG Peat Marwick LLP



San Antonio, Texas
March 27, 1998